SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

    THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of June 4, 2026, by and between ELME BETHESDA OWNER LLC, a Delaware limited liability company (“Seller”), and CAPREIT ACQUISITION CORPORATION, a Maryland corporation (“Purchaser”).
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of May 27, 2026, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of June 3, 2026 (collectively, the “Agreement”), with respect to the purchase and sale of the property located at 5114 Dudley Lane, Bethesda, Maryland 20814 (the “Property”). Unless otherwise expressly provided herein, all defined terms used in this Amendment shall have the meanings set forth in the Agreement; and
WHEREAS, Seller and Purchaser now wish to further amend the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration (including, without limitation, the mutual covenants contained herein and in the Agreement), the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:
1. Recitals. The recitals set forth above are incorporated in this Section 1 and shall be deemed terms and provisions of this Amendment.
2. Purchase Price. Section 2.4 of the Agreement is hereby amended to provide that the Purchase Price shall be Fifty Eight Million and No/100 Dollars ($58,000,000.00).
3. Deletion of Certain Sections. The Agreement is hereby amended to delete Section 5.4(b)(ix) (regarding credit for certain sprinkler heads at the Property that are not in good working order) and Section 5.4(b)(x) (regarding aggregate credit to enable Purchaser to complete required drawings and perform the work necessary to correct the floor slope issue at Apartment Unit No. 9817-301 within the Property), without replacement.
4.Miscellaneous.
(a)    Binding Effect. All provisions of the Agreement, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Agreement, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of Purchaser and Seller, and their respective successors and assigns.
(b)    References. All references to the Agreement in any document, instrument, agreement, or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended hereby.
(c)    Execution. This Amendment may be executed in multiple counterparts, each of which, when assembled to include a signature by each party, shall constitute one (1) complete and fully executed Amendment. Counterparts to this Amendment may be executed and delivered by e-mail transmission, and/or executed using “DocuSign”, “esign” or a similar electronic program.

(d)    Headings. The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                SELLER:

ELME BETHESDA OWNER LLC,
a Delaware limited liability company

By:    Elme Bethesda Holdings LLC,
        a Delaware limited liability company

                        By:    Elme Limited Partnership,
                            a Delaware limited partnership

                            By:    Elme Communities,
a Maryland real estate investment trust, its General Partner

                                By:    /s/ Paul McDermott
                                Name: Paul McDermott
                                Title:    Authorized Officer

PURCHASER:

                        CAPREIT ACQUISITION CORPORATION,
a Maryland corporation

                By:    /s/ Jennifer K. Cassell
                    Name:    Jennifer K. Cassell
                Title: President